Exhibit 10.6

AGREEMENT REGARDING
CHANGE IN CONTROL

THIS AGREEMENT (“Agreement”), is made and entered into as of the          day of                   , 2012 (the “Effective Date”) by and between Hospira, Inc. (the “Company”) and                      (the “Executive”);

WITNESSETH THAT:

WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continuous employment of key management personnel, and the Board of Directors of the Company (the “Board”) recognizes that, as is the case with many publicly held corporations, a change in control might occur and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

WHEREAS, the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company;

NOW, THEREFORE, to induce the Executive to remain in the employ of the Company and in consideration of the premises and mutual covenants set forth herein, IT IS HEREBY AGREED by and between the parties as follows:

1.              AGREEMENT TERM. THE “AGREEMENT TERM” SHALL BEGIN ON THE EFFECTIVE DATE AND SHALL CONTINUE THROUGH DECEMBER 31, 2012.  WITHIN THE TWELVE MONTH PERIOD PRIOR TO THE EXPIRATION OF THE AGREEMENT TERM, THE COMPANY SHALL DETERMINE WHETHER TO RENEW THE AGREEMENT AND THE TERMS AND CONDITIONS OF ANY SUCH RENEWAL.  NOTWITHSTANDING THE FOREGOING, IF A CHANGE IN CONTROL (AS DEFINED IN SECTION 7 BELOW), OCCURS DURING THE AGREEMENT TERM, THE AGREEMENT TERM SHALL CONTINUE THROUGH AND TERMINATE ON THE SECOND ANNIVERSARY OF THE DATE ON WHICH THE CHANGE IN CONTROL OCCURS.

2.              ENTITLEMENT TO CHANGE IN CONTROL BENEFITS. The Executive shall be entitled to the Change in Control Benefits described in Section 3 hereof following a Change in Control during the Agreement Term and, except as provided in paragraph (c) of Section 3 hereof, the Executive’s employment by the Company is terminated during the Agreement Term (i) by the Company for any reason other than Permanent Disability or Cause or (ii) by the Executive for Good Reason.  For purposes of this Agreement:

(a)                     A termination of the Executive’s employment shall be treated as a termination by reason of “Permanent Disability” only if, due to a mental or physical disability, the Executive is absent from the full time performance of duties with the Company for a period of at least twelve consecutive months and fails to return to the full time performance of duties within 30 days after receipt of a demand by the Company to do so.

(b)                     The term “Cause” shall mean the willful engaging by the Executive in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company. For purposes of this Agreement, no act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until the Company delivers to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth above and specifying the particulars thereof in detail.

(c)                      The term “Good Reason” shall mean the occurrence of any of the following circumstances without the Executive’s express written consent:

(i)                                     a significant adverse change in the nature, scope or status of the Executive’s position, authorities or duties from those in effect immediately prior to the Change in Control, including, without limitation, if the Executive was, immediately prior to the Change in Control, an executive officer of a public company, the Executive ceasing to be an executive officer of a public company;

(ii)                                  the failure by the Company to pay the Executive any portion of the Executive’s current compensation;

(iii)                               a reduction in the Executive’s annual base salary (or a material change in the frequency of payment) as in effect immediately prior to the Change in Control as the same may be increased from time to time;

(iv)                              the failure by the Company to award the Executive an annual bonus in any year which is at least equal to the annual bonus, awarded to the Executive under the annual bonus plan of the Company for the year immediately preceding the year of the Change in Control;

(v)                                 the failure by the Company to award the Executive equity-based incentive compensation (such as stock options, shares of restricted stock, or other equity-based compensation) on a periodic basis consistent with the Company’s practices with respect to timing, value and terms prior to the Change in Control;

(vi)                              the failure by the Company to continue to provide the Executive with the welfare benefits, fringe benefits and perquisites enjoyed by the Executive immediately prior to the Change in Control under any of the Company’s plans or policies, including, but not limited to, those plans and policies providing pension, life insurance, medical, dental, prescription, health and accident, disability, vacation, and other executive perquisites;

(vii)                           the relocation of the Company’s principal executive offices to a location more than thirty-five miles from the location of such offices immediately prior to the Change in Control or the Company requiring the Executive to be based anywhere other than the Company’s principal executive offices except for required travel to the Company’s business to an extent substantially consistent with the Executive’s business travel obligations immediately prior to the Change in Control; or

(viii)                        the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement as contemplated by Section 16.

For purposes of any determination regarding the existence of Good Reason, any good faith determination by the Executive that Good Reason exists shall be conclusive.

3.              CHANGE IN CONTROL BENEFITS. In the event of a termination of employment, or upon the occurrence of a Change in Control for purposes of paragraph (c)

of this Section 3, which entitles the Executive to benefits in accordance with Section 2, the Executive shall, subject to the provisions of the last two paragraphs of this Section 3, receive the following:

(a)                     The Executive shall be entitled to receive the following employee welfare benefits: medical, health and accident, dental, prescription, disability, and life insurance coverage for the Executive (and, where applicable under the Company’s welfare benefit plans, the Executive’s family) through the second anniversary of the Executive’s date of termination of employment, or, if earlier, the date on which the Executive becomes employed by another employer. The benefits provided by the Company shall be no less favorable in terms of coverage and cost to the Executive than those provided under the Company’s welfare benefit plans applicable to the Executive (and, where applicable, the Executive’s family) prior to the Change in Control, determined as if the Executive remained in the employ of the Company through such second anniversary.

(b)                     If the Executive’s date of termination occurs after the end of a performance period applicable to an annual incentive (bonus) award, and prior to the payment of the award for the period, the Executive shall be entitled to a lump sum payment in cash no later than twenty (20) business days after the date of termination equal to the Executive’s annual incentive (bonus) award for that period, as determined under the terms of that incentive award arrangement.

(c)                      If the Change in Control, occurs during a performance period, for any annual incentive (bonus) plan or arrangement in which the Executive participates for the performance period in which the Change in Control occurs, the Executive shall be entitled to a lump sum payment in cash no later than twenty (20) business days after the date of the Change in Control equal to the Executive’s pro rata annual incentive (bonus) award through the date of the Change in Control, with the determination of the amount of such award based on an assumption that the target level of performance has been achieved; provided, however, that the payment under this paragraph (c) shall not be payable solely upon the occurrence of a Potential Change in Control.

(d)                     If the Executive’s date of termination occurs during a performance period following the year in which a Change in Control occurs, for any annual incentive (bonus) plan or arrangement in which the Executive participates for the performance period in which the termination occurs, the Executive shall be entitled to a lump sum payment in cash no later than twenty (20) business days  after the date of termination equal to the Executive’s pro-rata annual incentive (bonus) award through the date of termination, with the determination of the amount of such award based on an assumption that the target level of performance has been achieved.

(e)                      The Executive shall be entitled to a lump sum payment in cash no later than twenty (20) business days after the Executive’s date of termination equal to the sum of:

(i)                                     an amount equal to 2 times the Executive’s annual salary rate in effect on the date of the Change in Control or, if greater, as in effect immediately prior to the date of termination; plus

(ii)                                  an amount equal to the Executive’s annual incentive (bonus) award for the performance period that includes the date of the Executive’s termination of employment, with the determination of the amount of such award based on an assumption that the target level of performance has been achieved.

The amount payable under this paragraph (e) shall be inclusive of the amounts, if any, to which the Executive would otherwise be entitled as severance pay under any severance pay plan, or by law and shall be in addition to (and not inclusive of) any amount payable under any written agreement(s) directly between the Executive and the Company or any of its subsidiaries.

(f)                       The Company shall provide the Executive with outplacement services suitable to the Executive’s position through the first anniversary of the date of the Executive’s termination of employment, or, if earlier, the date on which the Executive becomes employed by another employer.

If the Executive is a participant in the Hospira Performance Incentive Plan or any successor thereto, the Executive’s annual incentive (bonus) award for the performance period which includes the date of termination under paragraphs (c), (d) and (e)(ii) above and, if applicable, for the period preceding the date of termination under paragraph (b), shall be determined under the bonus levels communicated in writing to the Executive by the Company for such year.

The Executive agrees to abide by the terms of the Executive’s Employee Agreement, including but not limited to the protection of the secrecy and confidentiality of information that is confidential and proprietary to the Company or any of its affiliates.

For purposes of this Agreement, the Executive is deemed a “key employee” within the meaning of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder (“Specified Employee”). As a Specified Employee, notwithstanding any provision in this Agreement, any payments or benefits under Sections

3(b), (c), (d) or (e) (“Restricted Payments”) shall be provided to the Executive on the first day of the seventh month following the date of the Executive’s termination of employment (the “Delay Period”).  After the Delay Period, any Restricted Payments that constitute reimbursements to the Executive shall be made in accordance with their payment terms under this Agreement but no later than the end of the calendar year following the year in which the expense was incurred.

4.              MITIGATION. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. Except as set forth in paragraph 3(a) with respect to benefits, the Company shall not be entitled to set off against the amounts payable to the Executive under this Agreement any amounts owed to the Company by the Executive, any amounts earned by the Executive in other employment after the Executive’s termination of employment with the Company, or any amounts which might have been earned by the Executive in other employment had the Executive sought such other employment.

5.              EXCISE TAX PAYMENTS.   Notwithstanding any other provision to the contrary, if any payment or benefit to which the Executive (or any person on account of the Executive) is entitled, whether under this Agreement or otherwise, in connection with a Change in Control or the Executive’s termination of employment (a “Payment”) constitutes a “parachute payment” within the meaning of section 280G of the Code, and as a result thereof the Executive is subject to a tax under section 4999 of the Code, or any successor thereto, then such Payment shall be either: (i) provided to Executive in full, or (ii) provided to Executive as to such lesser extent which would result in no portion of such Payment being subject to such excise tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, such excise tax, and any other applicable taxes, results in the receipt by Executive, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or some portion of such Payment may be taxable under such excise tax.  To the extent such Payment needs to be reduced pursuant to the preceding sentence, reductions shall come from taxable amounts before non-taxable amounts and beginning with the Payments otherwise scheduled to occur soonest.  Executive agrees to cooperate fully with the Company to determine the benefits applicable under this Section 5.  All determinations under this Section 5 shall be made by an independent tax counsel selected by the Company and reasonably acceptable to Executive.  To the extent any excise tax payments are due under this Section 5, Executive agrees to be solely liable for such excise tax payments.

6.              TERMINATION DURING POTENTIAL CHANGE IN CONTROL. If a Potential Change in Control (as defined in Section 8) occurs during the Agreement Term, and the Company terminates the Executive’s employment for reasons other than Permanent Disability or Cause during such Potential Change in Control, the Executive shall be entitled to receive the benefits that the Executive would have received under Section 3, except as otherwise stated in such Section 3, such benefits to be calculated based upon the Executive’s compensation prior to the actual termination of employment but paid within 20 business days of the date of such termination.

7.              CHANGE IN CONTROL. For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred on the earliest of a Change in Ownership, a Change in Effective Control, or a Change in Ownership of Assets, each as defined below.

(a)                                 Change in Ownership

(i)                                     In general. Except as provided in paragraph (b)(ii) of this Section, a Change in Ownership of the Company occurs on the date that any one person, or more than one person acting as a group (as defined in paragraph (a)(ii) of this Section), acquires ownership of the Company’s stock that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Company’s stock. However, if any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Ownership of the Company (or to cause a Change in Effective Control of the Company (within the meaning of paragraph (b) of this Section)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section. This paragraph (a)(i) applies only when there is a transfer of the Company’s stock (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(ii) Persons acting as a group. For purposes of paragraph (a)(i) above, persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(b) Change in Effective Control

(i) In general. Notwithstanding that the Company has not undergone a Change in Ownership under paragraph (a) of this Section, a Change in Effective Control of the Company occurs only on either of the following dates:

(1) The date any one person, or more than one person acting as a group (as determined under paragraph (a)(ii) of this Section), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company.

(2) The date a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election.

(ii) Acquisition of additional control. If any one person, or more than one person acting as a group, is considered to effectively control the Company (within the meaning of this paragraph (b)), the acquisition of additional control of the Company by the same person or persons is not considered to cause a Change in Effective Control of the Company (or to cause a Change in Ownership of the Company within the meaning of paragraph (a) of this Section).

(c) Change in Ownership of Assets

(i) In general. A Change in Ownership of Assets occurs on the date that any one person, or more than one person acting as a group (as determined in paragraph (a)(ii) of this Section), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(ii) Transfers to a related person—There is no Change in Control event under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer, as provided in this paragraph (c)(ii). A transfer of assets by the Company is not treated as a Change in Ownership of Assets if the assets are transferred to—

(1) A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(2) An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(3) A person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(4) An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (c)(ii)(3) above.

For purposes of this paragraph (c)(ii) and except as otherwise provided above, a person’s status is determined immediately after the transfer of the assets.

(iii) Persons acting as a group. Persons will not be considered to be acting as a group solely because they purchase assets of the Company at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company. If a person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(a)                     the date any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b)                     the date on which the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or;

(c)                      the date on which there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (i) a merger or consolidation (A) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof and (B) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(d)                     the date on which the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(e)                      Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(f)                       For purposes of this Agreement: “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

8.              POTENTIAL CHANGE IN CONTROL. A “Potential Change in Control” shall exist during any period in which the circumstances described in paragraphs (a), (b), or (c), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

(a)                     The Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided that a Potential Change in Control described in this paragraph (a) shall cease to exist upon the expiration or other termination of all such agreements;

(b)                     Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates);

(c)                      The Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control exists; provided that a Potential Change in Control described in this paragraph (c) shall cease to exist upon a determination by the Board that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

9.              EQUITY AWARDS. With respect to any award granted to the Executive under any of the Company’s stock incentive plans, including the Company’s 2004 Long-Term Stock Incentive Plan (the “Program”) or any successor program, (“Award”) the following shall apply:

(a)                     If  a Change in Control occurs and the successor (or parent thereof) does not assume the Award or replace it with a comparable award, such Award shall become fully exercisable;

(b)                     If a Change in Control occurs and the successor (or parent thereof) assumes the Award or replaces it with a comparable award (“Replacement Award”),the terms of such assumed Award or Replacement shall provide that the assumed Award or Replacement Award shall become fully exercisable if the Executive is involuntarily terminated or voluntarily terminates with Good Reason within 24 months of the Change in Control.

10.       WITHHOLDING. All payments to the Executive under this Agreement will be subject to withholding of applicable taxes. The Company shall withhold the applicable taxes in an amount calculated at the minimum statutory rate and shall pay the amount so withheld to the appropriate tax authority.

11.       NONALIENATION. The interests of the Executive under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive’s beneficiary.

12.       AMENDMENT. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.  Any amendment or cancellation of this Agreement shall not accelerate the payment of any compensation or benefit hereunder and shall not otherwise modify or change the time or times when compensation or benefits are payable hereunder.

13.       APPLICABLE LAW. The provisions of this Agreement shall be construed in accordance with the laws of the State of Illinois, without regard to the conflict of law provisions of any state.

14.       SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

15.       WAIVER OF BREACH. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

16.       SUCCESSORS, ASSUMPTION OF CONTRACT. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place. This Agreement is personal to the Executive and may not be assigned by the Executive without the written consent of the Company. However, to the extent that rights or benefits under this Agreement otherwise survive the Executive’s death, the Executive’s heirs and estate shall succeed to such rights and benefits pursuant to the Executive’s will or the laws of descent and distribution; provided that the Executive shall have the right at any time and from time to time, by notice delivered to the Company, to designate or to change the beneficiary or beneficiaries with respect to such benefits.

17.       NOTICES. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below. Such notices, demands, claims and other communications shall be deemed given:

(a)                     in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)                     in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c)                      in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service or two-day delivery service are to be delivered to the addresses set forth below:

to the Company:

Senior Vice President, Organizational Transformation

and People Development

Hospira, Inc.

275 North Field Drive

Lake Forest, Illinois 60045

with a copy (which shall not constitute notice) to:

General Counsel

Hospira, Inc.

275 North Field Drive

Lake Forest, Illinois 60045

or to the Executive:

Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

18.       RESOLUTION OF ALL DISPUTES. Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) (a “Dispute”) shall be settled by alternative dispute resolution procedures in accordance with Appendix A hereto.  During the pendency of any Dispute, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the Dispute was given (including, but not limited to, salary) and continue the Executive (and, where applicable, the Executive’s family) as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the Dispute was given, until such Dispute is resolved.

19.       LEGAL AND ENFORCEMENT COSTS. The provisions of this Section 19 shall apply if it becomes necessary or desirable for the Executive to retain legal counsel or incur other costs and expenses in connection with enforcing any and all rights under this Agreement or any other compensation plan maintained by the Company, including, but not limited to the Hospira 2004 Long-Term Stock Incentive Plan, the Hospira Performance Incentive Plan, the Hospira 401(k) Supplemental Plan, the Hospira Supplemental Pension Plan or, in each case, any trust adopted pursuant thereto:

(a)                     The Executive shall be entitled to recover from the Company reasonable attorneys’ fees, costs and expenses incurred in connection with such enforcement or defense.

(b)                     Payments required under this Section 19 shall be made by the Company to the Executive (or directly to the Executive’s attorney) promptly following submission to the Company of appropriate documentation evidencing the incurrence of such attorneys’ fees, costs, and expenses.

(c)                      The Executive shall be entitled to select legal counsel; provided, however, that such right of selection shall not affect the requirement that any costs and expenses reimbursable under this Section 19 be reasonable.

(d)                     The Executive’s rights to payments under this Section 19 shall not be affected by the final outcome of any dispute with the Company.

20.       SURVIVAL OF AGREEMENT. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Executive’s employment with the Company.

21.       ENTIRE AGREEMENT. Except as otherwise provided herein, this Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior or contemporaneous agreements, between the parties relating to the subject matter hereof; provided, however, that nothing in this Agreement shall be construed to limit any policy or agreement that is otherwise applicable relating to confidentiality, rights to inventions, copyrightable material, business and/or technical information, trade secrets, solicitation of employees, interference with relationships with other businesses, competition, and other similar policies or agreement for the protection of the business and operations of the Company and the subsidiaries.

22.       COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be hereunto affixed on this            day of             , 2012, all as of the Effective Date.

HOSPIRA, INC.

By

F. Michael Ball
Its: Chief Executive Officer

ATTEST:

Royce R. Bedward
Secretary

APPENDIX A

AGREEMENT REGARDING CHANGE IN CONTROL
ALTERNATIVE DISPUTE RESOLUTION PROCEDURES

The parties to the Agreement Regarding Change in Control dated as of the      day of             , 2012 (the “Agreement”) recognize that a bona fide dispute as to certain matters may arise from time to time during the term of the Agreement which relates to either party’s rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution (“ADR”) provision, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between the Executive and the Company within twenty-eight (28) days after such notice is received (all references to “days” in the ADR provision are to calendar days).

If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

1.                                      To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2.                                      Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution (“CPR”), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

(a)                     The CPR shall submit to the parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate.  No candidate shall be an employee, director or shareholder of either party or any of their subsidiaries or affiliates.

(b)                     Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

(c)                      Each party shall number the candidates in order of preference  (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its

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order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

(d)                     If the parties collectively have identified fewer than three  (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a)-2(d) shall be repeated.

3.                                      No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location other than the principal place of business of either party or any of the subsidiaries or affiliates.

4.                                      At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

(a)                     a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

(b)                     a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

(c)                      a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

(d)                     a brief in support of such party’s proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding. Except as expressly set forth in subparagraphs 4(a) - 4(d), no discovery shall be required or permitted by any means, including deposition, interrogatories, requests for admissions or production of documents.

5.                                      The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

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(a)                     Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

(b)                     Each party shall be entitled, but not required, to make an opening statement, to present regular or rebuttal testimony, documents or other evidence, to cross-examine witnesses and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

(c)                      The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised, but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence and closing arguments shall proceed in the same sequence.

(d)                     Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

(e)                      Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6.                                Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten  (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7.                                      The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party’s proposed rulings and remedies on some issues and the other party’s proposed rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8.                                      The neutral shall be paid a reasonable fee plus expenses by the Company. The Company shall bear its own fees and expenses. The Executive’s fees and expenses shall be paid or reimbursed by the Company to the extent provided by the Agreement.

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9.                                      The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10.                               Except as provided in Section 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

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